Exhibit 99.1

Cross Country Healthcare Announces Authorization of a New $100 Million Stock Repurchase Program

BOCA RATON, Fla.--(BUSINESS WIRE)--August 16, 2022--Cross Country Healthcare, Inc. (the “Company”) (Nasdaq: CCRN) announced today that the Company’s Board of Directors authorized the Company to repurchase up to $100 million of the Company’s shares of common stock under a new stock repurchase program. The new plan is effective immediately and is in addition to any remaining shares available for repurchase under the current plan.

Shares under the new plan may be repurchased from time-to-time in the open market or in privately negotiated transactions, and the repurchase program may be discontinued at any time at the Company’s discretion. Decisions regarding the amount and the timing of repurchases under the program will be subject to the Company’s available liquidity and cash on hand, applicable legal requirements, the terms of the Company’s Loan Agreement and Term Loan Agreement, general market conditions, and other factors. The program does not obligate the Company to repurchase any particular number of shares of common stock and may be discontinued by the Company’s Board of Directors at any time.

About Cross Country Healthcare

Cross Country Healthcare, Inc. (CCH) is a leading tech-enabled workforce solutions and advisory firm with 36 years of industry experience and insight. We solve complex labor-related challenges for customers while providing high-quality outcomes and exceptional patient care. As a multi-year Best of Staffing® award winner, we are committed to an exceptionally high level of service to our clients and our homecare, education, and clinical and non-clinical healthcare professionals. Our locum tenens line of business, Cross Country Locums, has been certified by the National Committee for Quality Assurance (NCQA), the leader in healthcare accreditation, since 2001. We are the first publicly traded staffing firm to obtain The Joint Commission Certification, which we still hold with a Letter of Distinction. Cross Country Healthcare is rated as the top staffing and recruiting employer for women by InHerSights, and Certified™ by Great Place to Work®. For two consecutive years, we have received the Top Workplaces USA award and were recently recognized as a recipient of the Top Workplaces Award for Innovation and Leadership by Energage. We have a history of investing in diversity, equality, and inclusion as a key component of the organization’s overall corporate social responsibility program, closely aligned with its core values to create a better future for its people, communities, and its stockholders.

Copies of this and other news releases as well as additional information about the Company can be obtained online at ir.crosscountryhealthcare.com. Stockholders and prospective investors can also register to automatically receive the Company's press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

FORWARD LOOKING STATEMENTS

In addition to historical information, this press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act, and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will", "could", and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: the potential impacts of the COVID-19 pandemic on our business, financial condition, and results of operations, our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients’ ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of potential liabilities, losses, or other exposures in connection with the WSG acquisition, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors, including, without limitation, the risk factors set forth in Item 1A. "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in our other filings with the SEC. You should consult any further disclosures the Company makes on related subjects in its filings with the SEC. Except as may be required by law, the Company undertakes no obligation to update or revise forward-looking statements. All references to "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Contacts

Cross Country Healthcare, Inc.
William J. Burns, Executive Vice President & Chief Financial Officer
561-237-2555
wburns@crosscountry.com